FOURTH AMENDMENT TO FUND PARTICIPATION AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

AND OTHER REQUIRED MATERIALS

Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company, a New York life insurance company, Equitable Financial Life Insurance Company of America, formerly known as MONY Life Insurance Company of America, an Arizona stock life insurance company (collectively “Company”), Eaton Vance Variable Trust (the “Trust”), an open-end management investment company organized under the laws of Massachusetts and Eaton Vance Distributors, Inc. (the “Distributor”), a Massachusetts company, entered into a certain participation agreement dated October 7, 2013 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of September 19, 2022, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Trust and the Distributor (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to add Variable Account AA to Schedule A of the Agreement. Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Participation Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Chief Investment Officer
Date:	9/20/2022 | 10:34 AM PDT

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Chief Investment Officer
Date:	9/20/2022 | 10:34 AM PDT

The Trust:

Eaton Vance Variable Trust

By:
Print Name:	James Kirchner
Title:	Treasurer
Date:	Sep 21, 2022

The Distributor:

Eaton Vance Distributors, Inc.

By:
Print Name:	Brian Taranto
Title:	Managing Director
Date:	Sep 21, 2022

SCHEDULE A

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Policy Form Numbers of Contracts Funded by Separate Account
Separate Account A	All Contracts
Separate Account FP	All Contracts
Separate Account I	All Contracts
Separate Account No. 45	All Contracts
Separate Account No. 49	All Contracts
Separate Account No. 65	All Contracts
Separate Account No. 66	All Contracts
Separate Account No. 70	All Contracts
Separate Account No. 206	All Contracts
Separate Account No. 301	All Contracts

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Policy Form Numbers of Contracts Funded by Separate Account
Equitable America Variable Account L	All Contracts
Equitable America Variable Account A	All Contracts
Equitable America Variable Account P	All Contracts
Equitable America Variable Account K	All Contracts
Equitable America Variable Account No. 70A	All Contracts
Variable Account AA	All Contracts

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